UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Primus Telecommunications Group, Incorporated

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 26, 2013

Dear Fellow Stockholder:

We have previously sent to you proxy material for the special meeting of stockholders of Primus Telecommunications Group, Incorporated to be held on July 17, 2013. Your board of directors unanimously recommends that shareholders vote FOR the Sale Proposal and FOR the Transaction-Related Compensation Arrangements Proposal.

Since approval of the sale requires the affirmative vote of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own. If you fail to vote, it will have the same effect as a vote against the proposed sale. If you have not already done so, please vote TODAY—by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your support.

Very truly yours,

John D. Filipowicz, Esq.

General Counsel, Corporate Secretary, Chief Compliance

Officer and Chief Administrative Officer

IMPORTANT NOTE:

Remember, you can vote your shares by telephone or by Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.